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                                                                     Exhibit 1



                              AMENDED AND RESTATED
                JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

         Reference is made to that certain Joint Filing Agreement (the "Original Joint Filing Agreement"), dated as of September 9, 1997, by and among Warburg, Pincus Investors, L.P., Warburg, Pincus & Co. and Warburg Pincus LLC (formerly known as E.M. Warburg, Pincus & Co., LLC). The Original Joint Filing Agreement is hereby amended and restated in its entirety as follows:

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate. This Amended and Restated Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: August 20, 2004
                                           WARBURG, PINCUS INVESTORS, L.P.

                                           By: Warburg, Pincus & Co.,
                                               General Partner

                                           By:          /s/ Scott A. Arenare
                                               --------------------------------
                                               Name: Scott A. Arenare
                                               Title:   Partner

                                           WARBURG, PINCUS & CO.

                                           By:          /s/ Scott A. Arenare
                                               --------------------------------
                                               Name: Scott A. Arenare
                                               Title:   Partner

                                           E.M. WARBURG, PINCUS & CO., LLC

                                           By:          /s/ Scott A. Arenare
                                               --------------------------------
                                               Name: Scott A. Arenare
                                               Title:   Managing Director

                                           WARBURG, PINCUS INVESTORS
                                           LIQUIDATING TRUST

                                           By:          /s/ Scott A. Arenare
                                               --------------------------------
                                               Name: Scott A. Arenare
                                               Title:   Trustee